                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                                   COHU, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                [COHU, INC. LOGO]
                             5755 Kearny Villa Road
                        San Diego, California 92123-1111


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2001


TO OUR STOCKHOLDERS:

    The Annual Meeting of Stockholders of Cohu, Inc. ("Cohu") will be held at the Four Points Sheraton Hotel, 8110 Aero Drive, San Diego, California 92123 on Tuesday, May 15, 2001, at 2:00 p.m. Pacific Time, for the following purposes:

    1.  To elect two directors, each for a term of three years.

    2. To approve an amendment to the Cohu 1997 Employee Stock Purchase Plan, increasing the shares of stock subject to the Plan by 400,000.

    3. To approve amendments to the Cohu 1996 Outside Directors Stock Option Plan, increasing the shares of stock subject to the Plan by 100,000 and providing for automatic annual option grants.

    4. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record of Cohu at the close of business on March 19, 2001 will be entitled to vote at the meeting.

    Since the holders of a majority of the outstanding shares of voting stock of Cohu entitled to vote at the meeting must be represented to constitute a quorum, all stockholders are urged either to attend the meeting in person or to vote by proxy.

    Please sign, date and return the enclosed proxy in the envelope enclosed for your convenience. Alternatively, certain stockholders may vote by telephone or electronically via the internet. Please refer to the instructions included with the proxy for additional details. If you attend the meeting you may revoke your proxy and vote in person. You may also revoke your proxy by delivering a written notice to the Secretary of Cohu, or by submitting another duly signed proxy bearing a later date.



                                        By Order of the Board of Directors,


                                        /s/ John H. Allen
                                        ---------------------------------------
                                        John H. Allen
                                        Secretary
San Diego, California
April 5, 2001


--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

        IN ORDER TO INSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.
--------------------------------------------------------------------------------

                                   COHU, INC.
                             5755 Kearny Villa Road
                        San Diego, California 92123-1111

                                 PROXY STATEMENT

                               GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cohu, Inc., a Delaware corporation ("Cohu"), of your Proxy for use at the Annual Meeting of Stockholders to be held on Tuesday, May 15, 2001, at 2:00 p.m. Pacific Time at the Four Points Sheraton Hotel, 8110 Aero Drive, San Diego, California 92123 (the "Meeting"). This Proxy Statement and the accompanying Proxy are being mailed to all stockholders on or about April 5, 2001. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later dated proxy or written notice of revocation with Cohu's Secretary or by voting in person at the Meeting.

    On March 19, 2001, the record date fixed by the Board of Directors (the "Record Date"), Cohu had outstanding 20,349,109 shares of Common Stock. Stockholders have one vote for each share on all items to be considered at the Meeting. In the election of directors stockholders may, under certain circumstances, cumulate their votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are normally entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit.

    To conduct any business at the Meeting, a quorum must be present. A quorum generally consists of a majority of the shares entitled to vote being present or represented by proxy at the Meeting. If a quorum is present, a plurality vote (i.e. an excess of votes over those cast for an opposing candidate) of the shares present, in person or by proxy, at the Meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of shares present in person or represented by proxy is required for approval of the amendments to the Cohu 1997 Employee Stock Purchase and 1996 Outside Directors Stock Option Plans. Abstentions will not be considered to be a vote "for" or "against" a proposal, but will be included in determining whether a quorum is present. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be included in determining whether a quorum is present but will not be considered as present with respect to that matter. Any proxy that is returned not marked as to a particular item will be voted FOR the election of directors, FOR the approval of the amendment to the Cohu 1997 Employee Stock Purchase Plan and FOR the approval of the amendments to the Cohu 1996 Outside Directors Stock Option Plan.

    A complete list of the stockholders of record entitled to vote at the Meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be available at Cohu's offices, 5755 Kearny Villa Road, San Diego, California 92123-1111, for the examination of any stockholder during normal business hours for a period of ten days immediately prior to the Meeting.

    This solicitation is made by the Board of Directors of Cohu. Proxies will be solicited by mail and may be solicited in person or by telephone and facsimile transmission. Directors and officers may engage in such solicitation but will not be entitled to any additional compensation for such efforts. Cohu will bear the entire cost of any such solicitation. Votes will be tabulated by Cohu's Transfer Agent, Mellon Investor Services LLC.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

    The Cohu Amended and Restated Certificate of Incorporation divides the directors into three classes whose terms expire at successive annual meetings over a period of three years. One class of directors is elected for a term of three years at each annual meeting with the remaining directors continuing in office. At the Meeting two directors are to be elected for a term expiring in 2004. It is intended that the shares represented by proxies in the accompanying form will be voted by the proxy holders for the election of the two nominees named below. In the event the election of directors is to be by cumulative voting, the proxy holders will vote the shares represented by proxies in such proportions as the proxy holders see fit. Should any nominee decline or become unable to accept nomination or election, which is not anticipated, the proxies will be voted for such substitute nominee as may be designated by a majority of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE TWO NOMINEES NAMED BELOW.

NOMINEES FOR TERMS EXPIRING IN 2004 - CLASS 1

                                                                                                  DIRECTOR
         NAME              AGE                      PRINCIPAL OCCUPATION                            SINCE
      ----------           ---   -------------------------------------------------------------    --------
James W. Barnes..........  71    Retired President and Chief Executive Officer of Cohu from          1983
                                 1983 to March 1996

James A. Donahue.........  52    President and Chief Executive Officer of Cohu since June 2000;      1999
                                 President and Chief Operating Officer of Cohu from October
                                 1999 to June 2000; President of Cohu Semiconductor Equipment
                                 Group from May 1998 to October 1999; President of Delta Design,
                                 Inc., a wholly owned subsidiary of Cohu, since May 1983

                     INFORMATION CONCERNING OTHER DIRECTORS

  DIRECTORS WHOSE TERMS EXPIRE IN 2002 - CLASS 2

                                                                                                  DIRECTOR
         NAME              AGE                      PRINCIPAL OCCUPATION                            SINCE
      ----------           ---   -------------------------------------------------------------    --------

Gene E. Leary............  80    Retired executive at Honeywell, Inc. and Control Data Corporation   1976

Charles A. Schwan........  61    Chairman of the Board; Retired Chief Executive Officer of Cohu      1990
                                 since June 2000; Chairman and Chief Executive Officer of Cohu
                                 from July 1999 to June 2000; President and Chief Executive Officer
                                 of Cohu from March 1996 to July 1999; Executive Vice President and Chief Operating Officer of Cohu from September 1995 to
                                 March 1996; Vice President, Finance of Cohu from 1983 until
                                 September 1995

DIRECTORS WHOSE TERMS EXPIRE IN 2003 - CLASS 3

                                                                                                  DIRECTOR
         NAME              AGE                      PRINCIPAL OCCUPATION                            SINCE
      ----------           ---   -------------------------------------------------------------    --------
Harry L. Casari..........  64    Retired Partner, Ernst & Young LLP; Mr. Casari is also a            1995
                                 director of Meade Instruments

Frank W. Davis...........  86    Retired President of Convair Aerospace,                             1976
                                 Division of General Dynamics

Harold Harrigian.........  66    Retired Partner and Director of Corporate Finance,                  1998
                                 Crowell, Weedon & Co.; Mr. Harrigian is also a director
                                 of First Mortgage Corporation

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of Cohu's Common Stock as of February 15, 2001 by (i) each person known by Cohu, based on information provided by such person, to own more than 5% of Cohu's Common Stock; (ii) each director of Cohu; (iii) each named executive officer included in the "Summary Compensation Table"; and (iv) all directors and executive officers as a group.

                                             AMOUNT & NATURE OF                 PERCENT
      NAME OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP (1)           OF CLASS (2)
    ----------------------------          -------------------------          ------------
Franklin Advisory Services, LLC.............    1,424,900(3)                    7.00%
One Parker Plaza, Sixteenth Floor
Fort Lee, NJ 07024
Nicholas J. Cedrone.........................    1,336,138(4)                    6.57%
One Monarch Drive
Littleton, MA  01460
John H. Allen...............................       95,000                         *
James W. Barnes.............................      386,814                       1.90%
Harry L. Casari.............................       11,600                         *
Frank W. Davis..............................       50,400                         *
James A. Donahue............................      186,100                         *
Harold Harrigian............................        6,600                         *
Gene E. Leary...............................       35,000                         *
Charles A. Schwan...........................      347,792                       1.70%
All directors and executive officers
  as a group (8 persons)....................    1,119,306                       5.41%

-----------------
 *  Less than 1%

(1) Includes 76,472, 10,000, 5,000, 91,288, 5,000, 10,000, 135,500 and 333,260
    shares issuable upon exercise of stock options held by Mr. Allen, Mr. Casari, Mr. Davis, Mr. Donahue, Mr. Harrigian, Mr. Leary and Mr. Schwan and all directors and executive officers as a group, respectively, that were exercisable on, or exercisable within 60 days of, February 15, 2001.

(2) Computed on the basis of 20,344,984 shares of common stock outstanding as of February 15, 2001, plus, with respect to those persons holding options to purchase common stock exercisable within 60 days of February 15, 2001, the number of shares of common stock issuable upon exercise thereof.

(3) According to Schedule 13G filed with the Securities and Exchange Commission on January 29, 2001.

(4) According to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001.

                        BOARD OF DIRECTORS AND COMMITTEES

ORGANIZATION OF THE BOARD OF DIRECTORS

    The Board of Directors held a total of eight meetings during 2000.

    The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee, composed of Messrs. Leary (Chairman), Casari, Davis and Harrigian, is the principal link between the Board and Cohu's independent auditors and monitors audit, internal accounting control and financial reporting processes and procedures. The Audit Committee held three meetings during 2000. The Compensation Committee, also consisting of Messrs. Davis (Chairman), Casari, Harrigian and Leary, recommends to the Board of Directors the compensation structure for the officers of Cohu and each subsidiary. In addition, the Compensation Committee has the responsibility for administration of Cohu's stock option, stock purchase and incentive compensation plans. The Compensation Committee held three meetings in 2000.


DIRECTORS' COMPENSATION

    Outside Directors receive (i) an annual retainer of $8,500; (ii) $500 per meeting attended in person to a maximum of $2,500 annually; and (iii) $1,000 annually for membership on one or more active committees. The Cohu 1996 Outside Directors Stock Option Plan currently provides that each Outside Director will receive an automatic grant of an option to purchase 10,000 shares (20,000 shares adjusted for 1999 stock split) of Cohu's Common Stock upon their appointment to the Board. See Proposal No. 3, "Amendments to the Cohu, Inc. 1996 Outside Directors Stock Option Plan". Cohu pays the cost of health care insurance premiums for certain directors and their spouses. Pursuant to an employment agreement with Cohu, Mr. Schwan is paid an annual salary of $30,000.


            COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table discloses compensation paid to Cohu's Chief Executive Officer and the other executive officers whose aggregate cash compensation exceeded $100,000 (the "Named Executive Officers") during the last three years.


                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                             ANNUAL           ------------
                                                         COMPENSATION          SECURITIES
                                                  -------------------------    UNDERLYING     ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR       SALARY($)     BONUS($)(1)    OPTIONS(#)  COMPENSATION($)(2)
     ---------------------------       ----       ---------     -----------   ------------ ------------------
Charles A. Schwan ..................   2000        185,765        150,810            --        13,463
Chairman of the Board, Former          1999        322,186        291,060        50,000        24,530
President & Chief Executive            1998        298,308        225,680        50,000        21,427
Officer(3)

James A. Donahue ...................   2000        330,777        319,900        60,000        26,027
President & Chief Executive            1999        271,019        274,800        60,000        21,833
Officer(3)                             1998        227,341        202,950        30,000        18,118

John H. Allen .................... .   2000        212,313        180,972        25,000        15,731
Vice President, Finance & Chief        1999        191,008        158,760        50,000        13,991
Financial Officer, Secretary           1998        169,847        114,005        20,000        11,520

-----------
(1) The amounts shown in this column reflect payments under Cohu's Incentive Bonus Plan for key executives.

(2) The amounts shown in this column reflect Cohu's contributions to the Employees' Retirement 401(k) Plan and the Key Executive Long Term Incentive Plan.

(3) Mr. Schwan retired as Chief Executive Officer on June 30, 2000 and Mr. Donahue was promoted to Chief Executive Officer on that date.

    INCENTIVE BONUS PLAN. Cohu had an incentive bonus plan for key executives in effect through 2000. Under this plan, corporate officers may receive incentive compensation based on overall corporate earnings performance and the principal executive of each division and subsidiary may receive incentive compensation based upon the earnings performance of the operations they manage. In each case, the incentive compensation is determined with reference to a pre-tax earnings "target" fixed by the Compensation Committee, or in the case of divisions and subsidiaries, by Cohu's management.

    RETIREMENT PLAN. The Cohu Employees' Retirement 401(k) Plan was implemented on January 1, 1978. The majority of Cohu's employees, including the Named Executive Officers, who are at least 21 years of age and complete six months of service are eligible to enroll in this Plan. The participant may contribute a percentage of his or her annual compensation subject to maximum annual contribution limitations. Cohu matches participant contributions up to 4% of annual employee compensation not to exceed specified annual limits. The amounts contributed by Cohu are vested 10% after one year of participation, another 10% after two years and an additional 20% each year thereafter to the full 100%. Generally, none of the contributions nor accumulated earnings are taxable to the participant until withdrawn. The maximum nontaxable annual amount that a participant could contribute in 2000 was $10,500.

    KEY EXECUTIVE LONG TERM INCENTIVE PLAN. Cohu adopted the Key Executive Long Term Incentive Plan in 1994. Under this plan, corporate officers and the principal executives of each division and subsidiary may elect to defer a portion of their current compensation. Cohu will then match participant contributions up to 4% of the executive's compensation in excess of specified annual limits. These combined funds may be used by Cohu to purchase a specifically designed life insurance policy on the executive's life. Cohu is not entitled to a corporate tax deduction until the year in which the executive recognizes taxable income in connection with the plan. However, this plan is designed to compensate Cohu for the present value of the deferred tax deduction. Upon the executive's termination of employment Cohu reserves in any policy for that executive an amount which is actuarially sufficient to provide a death benefit equal to the present value of Cohu's deferred tax deduction. The remaining cash value of the policy is available for borrowing by Cohu for payment to the executive in accordance with a schedule determined in the sole discretion of Cohu. Upon the executive's death, any policy proceeds will be paid to Cohu. Then the executive's beneficiaries will receive from Cohu the amount of the net proceeds (after repayment of all borrowings by Cohu), reduced by the present value of any tax deduction deferred by Cohu and increased by the value of Cohu's tax deduction available as a result of the payment of the net proceeds.

    TERMINATION AGREEMENTS. Cohu has entered into Termination Agreements with Mr. Donahue and Mr. Allen pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of Cohu. For this purpose, a change of control of Cohu means a merger or consolidation of Cohu (except with a wholly owned subsidiary), a sale by Cohu of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting stock of Cohu by any person, entity or affiliated group or a change in the identities of a majority of the directors of Cohu within a period of thirty consecutive months resulting in whole or in part from the election of persons who were not management nominees. Termination of employment for purposes of these agreements means a discharge of the executive by Cohu, other than for specified causes including death, disability, wrongful acts, habitual intoxication, habitual neglect of duties or normal retirement. Termination also includes resignation following the occurrence of an adverse change in the executive's position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive's compensation. In the event of a termination in 2001 following a change of control, the amounts payable to Mr. Donahue and Mr. Allen would be approximately $1,514,000 and $950,000, respectively.

    EMPLOYMENT AGREEMENT. Charles A. Schwan resigned as President & Chief Executive Officer of Cohu effective June 30, 2000. Cohu and Mr. Schwan entered into an employment agreement for a three-year period commencing June 30, 2000. Pursuant to this agreement, Mr. Schwan agreed to provide Cohu with employment services under the direction and control of Cohu on a part-time basis. For such services Mr. Schwan will be paid an annual salary of $30,000. Mr. Schwan has continued to serve as Chairman of Cohu's Board of Directors, subject to reelection by the stockholders at the conclusion of his term in office.

                        OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on grants of options to purchase Cohu's Common Stock made to the Named Executive Officers during the year ended December 31, 2000.

                                    INDIVIDUAL GRANTS
                    -------------------------------------------------
                     NUMBER OF                                        POTENTIAL REALIZABLE VALUE
                    SECURITIES    PERCENT OF                          AT ASSUMED ANNUAL RATES OF
                    UNDERLYING   TOTAL OPTIONS                         STOCK PRICE APPRECIATION
                      OPTIONS       GRANTED    EXERCISE OR                 FOR OPTION TERM(2)
                      GRANTED    TO EMPLOYEES  BASE PRICE  EXPIRATION --------------------------
          NAME        (#)(1)    IN FISCAL YEAR   ($/SH)       DATE        5%($)         10%($)
          ----      ----------  -------------- ----------- ----------    -------      ---------
James A. Donahue...   60,000          8.60%       13.88     10/20/10     523,800      1,327,200
John H. Allen......   25,000          3.58%       13.88     10/20/10     218,250        553,000

-------------------
(1) Consists of stock options, which (i) were granted at an exercise price of 100% of the market price of the underlying shares on the date of grant, (ii) become exercisable over four years at the rate of one-fourth each year and
    (iii) expire ten years from the date of grant. The options were granted under Cohu's 1998 Stock Option Plan.

(2) The "potential realizable value" shown represents the potential gains based on annual compound stock price appreciation of 5% and 10% from the date of grant through the full 10-year option term, net of exercise price, but before taxes associated with the exercise. The amounts represent assumed rates of appreciation only based on the Securities and Exchange Commission rules and do not represent Cohu's estimate of the possible future appreciation in Cohu's Common Stock or gains, if any, that may ultimately be realized by the above option holders.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

    The following table provides information on option exercises in 2000 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 2000.

                                                          NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                         SHARES                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                        ACQUIRED          VALUE      OPTIONS AT FISCAL YEAR-END(#)   AT FISCAL YEAR-END($)(1)
                      ON EXERCISE       REALIZED     ----------------------------- ----------------------------
        NAME              (#)            ($)(1)       EXERCISABLE   UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
------------------    -----------      ---------      -----------   -------------  -----------    -------------
Charles A. Schwan .....  21,000          838,000        120,500         70,000        478,615        73,425
James A. Donahue ......  14,304          684,876         68,788        125,000        244,928        89,950
John H. Allen .........  23,528        1,087,721         58,972         77,500        146,783        73,825

---------------
(1) Calculated solely on the basis of the fair market value of Cohu's Common Stock on the exercise date or at December 31, 2000, minus the aggregate exercise price and before taxes associated with such exercise. Accordingly, such amounts may bear no relationship to gains, if any, that may be realized upon the ultimate disposition of the shares. The closing price of Cohu's Common Stock on December 31, 2000 as reported on the Nasdaq Stock Market was $13.94.

                             AUDIT COMMITTEE REPORT

    Notwithstanding any statement to the contrary in any of Cohu's previous or future filings with the Securities and Exchange Commission, this Report shall not be incorporated by reference into any such filings.

    COMPOSITION. The Audit Committee of the Board of Directors is composed of four independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A. The members of the Audit Committee are Gene E. Leary (Chairman), Harry L. Casari, Frank W. Davis and Harold Harrigian.

    RESPONSIBILITIES. The responsibilities of the Audit Committee include recommending to the Board of Directors a firm to be engaged as Cohu's independent auditors. Management is responsible for Cohu's internal controls and financial reporting processes. The independent auditors are responsible for performing an independent audit of Cohu's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to oversee the audit process and the activities of Cohu's internal staff.

    REVIEW WITH MANAGEMENT AND INDEPENDENT AUDITORS. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Cohu's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees.

    Cohu's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent auditors, Ernst & Young LLP, the firm's independence.

    SUMMARY. Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Cohu's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF COHU'S BOARD OF DIRECTORS:

    Gene E. Leary (Chairman)   Frank W. Davis  Harry L. Casari  Harold Harrigian


                             AUDIT AND RELATED FEES

    AUDIT FEES. The aggregate fees billed by Ernst & Young LLP for professional services for the audit of Cohu's annual consolidated financial statements for 2000 and the review of the consolidated financial statements included in Cohu's Forms 10-Q for 2000 were $269,061.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees billed by Ernst & Young LLP to Cohu for financial information systems design and implementation for 2000.

    ALL OTHER FEES. The aggregate fees billed to Cohu for all other services rendered by Ernst & Young LLP for 2000, including fees for statutorily required audits in certain locations outside the U.S. where Cohu has operations, accounting and tax consultations and audits of Cohu's employee benefit plans were $86,727.

    The Audit Committee has determined that the nonaudit services rendered by Ernst & Young LLP, are compatible with maintaining Ernst & Young LLP's independence.

                          COMPENSATION COMMITTEE REPORT

    Notwithstanding any statement to the contrary in any of Cohu's previous or future filings with the Securities and Exchange Commission, this Report and the Stock Performance Graph on page 9 shall not be incorporated by reference into any such filings.

    The Compensation Committee (the "Committee") of the Board of Directors, comprised of the non-employee directors, determines and administers Cohu's executive compensation policies and programs.

COMPENSATION PHILOSOPHY. One of the Committee's primary objectives in establishing compensation policies is to maintain competitive programs to attract, retain and motivate high caliber executives and maximize the long-term success of Cohu by appropriately rewarding such individuals for their achievements. Another objective is to provide an incentive to executives to focus their efforts on long-term goals for Cohu by closely aligning their financial interests with those of the stockholders. To attain these goals, the Committee has designed Cohu's executive compensation program to include base salary, annual cash bonus incentives and long-term incentives in the form of stock options. The Committee believes that Cohu's executive compensation programs, as summarized below, have met these objectives.

BASE SALARY. The Committee generally determines base salary levels for executive level positions prior to the annual stockholders' meeting in May. The process involved in the determination of executive base salaries for fiscal 2000 is summarized below.

    In April 2000, Cohu's Chief Executive Officer developed executive compensation data from a nationally recognized survey for a group of similarly sized high technology companies. Cohu's Chief Financial Officer's position as well as the principal executives of each division and subsidiary were matched to comparable survey positions and competitive market compensation levels were determined for base salary. This data was provided to the Committee, along with performance evaluations and salary recommendations

    In May 2000, the Chief Executive Officer reviewed the competitive market data with the Committee for each executive level position and the responsibility level of each position, together with the individual's performance for the last fiscal year and objectives for fiscal 2000. Cohu's performance was compared to objectives for the last fiscal year and performance targets for fiscal 2000 were also reviewed. The Committee reviewed the recommendations, performance evaluations and survey data outlined above. After discussion, the Committee approved a base salary level to be effective May 1, 2000, for each executive level position other than the Chief Executive Officer.

    The Committee reviewed the base salary of the Chief Executive Officer and compared it to those in peer positions in companies of similar size and performance. As a result of this review, the Committee determined that it was appropriate to increase the Chief Executive Officer's base salary to a level consistent with the base salaries of other chief executive officers of similarly sized high technology companies. The group of companies used for salary comparison purposes is not the same group of companies used to compare stock performance included elsewhere herein.

ANNUAL INCENTIVES. Bonuses are designed to be a significant component of cash compensation. Incentives for executive level positions are determined according to Cohu's Incentive Bonus Plan (the "Incentive Plan"), based upon company performance. In general, the Incentive Plan performance target objectives must be achieved before any bonuses may be paid to participants.

    In January 2001, the Committee reviewed and approved incentive awards for 2000 for all eligible participants in Cohu's Incentive Plan. The bonuses were based upon Cohu's 2000 financial results compared to the targeted results and followed the process and formula outlined in the Incentive Plan. In each case, the incentive compensation is determined with reference to a pre-tax earnings "target" fixed by the Committee, or in the case of divisions and subsidiaries, by the corporate management.

STOCK OPTIONS. The Committee grants stock options to focus the executive on the long-term performance of Cohu and on maximizing stockholder value. The grant of stock options is tied to individual executive performance. The Committee grants such stock options after a review of various factors, including the executive's current equity ownership in Cohu, potential future contributions to Cohu and job responsibilities. The Committee members weigh these subjective factors individually and arrive at final determinations for option grants through consensus. Stock options are granted with an exercise price equal to the current fair market value of Cohu's stock and utilize vesting periods to encourage retention of executive officers. The Committee believes stock options serve to align the interests of executive officers with those of other stockholders.

SUBMITTED BY THE COMPENSATION COMMITTEE OF COHU'S BOARD OF DIRECTORS:

    Frank W. Davis (Chairman)   Harry L. Casari  Harold Harrigian  Gene E. Leary


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 2000, Messrs. Davis, Casari, Harrigian and Leary served as members of the Compensation Committee. None of the Compensation Committee members or Named Executive Officers have any relationships which must be disclosed under this caption.


                       COMPARATIVE STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return on the Common Stock of Cohu for the last five fiscal years with the cumulative total return on the Nasdaq Market Index and a Peer Group Index over the same period (assuming the investment of $100 in Cohu's Common Stock, Peer Group Index and Nasdaq Market Index on December 31, 1995 and reinvestment of all dividends). The Peer Group Index set forth on the Performance Graph is the index for Media General Financial Services, Inc. Industry Group 834, "Semiconductor Equipment/Material". Industry Group 834 is comprised of approximately 50 publicly-held semiconductor equipment companies. Historical stock price performance is not necessarily indicative of future stock price performance.



                                     (GRAPH)



         ---------------------------------------------------------
                         1996     1997     1998     1999     2000
         ---------------------------------------------------------
          Cohu             92      122       89      253      115
         ---------------------------------------------------------
          Peer Group       93      118      133      365      224
         ---------------------------------------------------------
          Nasdaq          124      152      214      378      238
         ---------------------------------------------------------

                                 PROPOSAL NO. 2

             AMENDMENT TO THE COHU 1997 EMPLOYEE STOCK PURCHASE PLAN

    The Cohu Board of Directors has approved and recommended for adoption an amendment to the Cohu 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The amendment, if approved by Cohu's stockholders, would increase the shares of stock available for issuance under the Purchase Plan by 400,000 to 1,000,000. The increase was deemed necessary as a total of 247,727 shares of Cohu Common Stock have been issued under the Purchase Plan through March 19, 2001, leaving 352,273 shares available for future issuances. The Purchase Plan is otherwise unchanged since Cohu stockholders approved the Purchase Plan at the Cohu 1997 Annual Meeting of Stockholders. We believe strongly that approval of the amendment to the Purchase Plan is essential to our continued success. Our employees are our most valuable assets. The Purchase Plan is vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. The purchase of stock is also crucial to our ability to motivate employees to achieve Cohu's long-term goals. The following is a summary of the principal features of the Purchase Plan and does not purport to be a complete description of all provisions of the Purchase Plan. Any discrepancy between the language of the Purchase Plan and the summary provided herein shall be resolved in favor of the Purchase Plan language.


PURPOSE

    The Board of Directors believes that the recruitment and retention of qualified personnel are essential to the Company's continued growth and success and that an incentive plan such as the Purchase Plan is necessary for the Company to remain competitive in its compensation practices. The majority of high technology companies have purchase plans similar to the Purchase Plan described herein. The Purchase Plan provides employees the opportunity to purchase Common Stock of Cohu at a discount from market through payroll deductions.


ADMINISTRATION

    The Purchase Plan is administered by the Compensation Committee of the Board of Cohu. Such committee has full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by Cohu without charge to participants.


ELIGIBILITY AND PARTICIPATION

    Any regular employee, including officers, who is employed by Cohu (or any of its majority-owned subsidiaries) for more than 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan provided that the employee is employed on the first day of an offering period and subject to certain limitations imposed by Section 423(b) of the Internal Revenue Code of 1986 (the "Code"). As of March 19, 2001, approximately 1,000 employees were eligible to participate in the Purchase Plan.

    Eligible employees become participants in the Purchase Plan by delivering to Cohu a subscription agreement authorizing payroll deductions prior to the applicable offering date, or at such other time as may be determined by the Compensation Committee with respect to a given offering. By executing a subscription agreement to participate in the Purchase Plan, each employee is in effect granted an option to purchase shares of Cohu's Common Stock.

    No employee shall be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting stock of all classes of stock of Cohu nor shall any employee be granted an option that would permit such employee to purchase stock under the Purchase Plan at a rate that exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) for each calendar year in which such option is outstanding at any time.

OFFERING PERIODS

    The Purchase Plan is implemented in a series of successive offering periods each with a duration of six months. Offering periods commence each November 1 and May 1. Shares are purchased on the last business day of each offering period. The Board of Directors may alter the duration of the offering periods without stockholder approval.


PURCHASE PRICE

    The price per share at which shares are purchased under the Purchase Plan is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the offering period and (ii) 85% of the fair market value of the Common Stock on the last day of the offering period. The fair market value of the Common Stock on any relevant date will be deemed to equal the closing price on such date on the Nasdaq Stock Market.


PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 10% of a participant's eligible compensation, which is defined in the Purchase Plan to include regular straight-time salary, exclusive of any payments for overtime, bonuses, commissions or incentive compensation. Payroll deductions commence on the first payday following the commencement date of the offering and continue until the end of the offering period unless sooner terminated as provided for in the Purchase Plan.

    All payroll deductions are credited to the participant's account under the Purchase Plan and are deposited with the general funds of Cohu and until shares are purchased under the Purchase Plan such funds may be used by Cohu for any corporate purpose.


WITHDRAWAL

    A participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to Cohu a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period and will result in a refund of all payroll deductions for that offering period. Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant's interest in that offering. A participant who ceases to be an eligible employee receives a refund of their payroll deductions for the offering period in which such loss of eligibility status occurs. No interest is paid on such refunds.


SHARES RESERVED FOR ISSUANCE; CAPITAL CHANGES

    If approved by Cohu's stockholders, a maximum of 1,000,000 shares of Cohu's Common Stock may be issued under the Purchase Plan. In the event any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of Common Stock outstanding, appropriate adjustments will be made by Cohu in the shares subject to purchase and in the purchase price per share.

    In the event Cohu is acquired by merger or asset sale during an offering period, all outstanding purchase options shall be assumed or an equivalent option shall be substituted by the successor corporation. If the successor corporation does not agree to assume the option or to substitute an equivalent option, the Board shall provide for the optionee to have the right to exercise the option immediately prior to the acquisition.


NONASSIGNABILITY

    No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by Cohu as an election to withdraw from the Purchase Plan.

AMENDMENT AND TERMINATION

    The Purchase Plan will terminate upon the earliest to occur of (i) February 28, 2007, (ii) the date on which all available shares are issued or (iii) the date on which all outstanding purchase options are exercised in connection with an acquisition of Cohu.

    The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without the prior approval of the stockholders of Cohu if such amendment would increase the number of shares reserved under the Purchase Plan, permit payroll deductions in excess of 10% of the participant's compensation, materially modify the eligibility requirements or materially increase the benefits which may accrue under the Purchase Plan.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is only a summary of the United States federal income tax consequences to participants in the Purchase Plan and does not purport to be complete. Interested parties and participants should refer to the applicable provisions of the Code. The summary does not address other taxes such as state and local income taxes, federal and state estate, inheritance and gift taxes and foreign taxes. Each participant should consult his or her own tax advisor concerning the tax consequences of the Purchase Plan.

    The Purchase Plan is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or when shares are purchased. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the first day of the offering period in which the shares were acquired and more than one year after the purchase date of the shares then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares, or (ii) 15% of the fair market value of the shares on the first day of the offering period, will be treated as ordinary income, and any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the last day of the offering period over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. Cohu is not entitled to a deduction for amounts taxable to a participant, except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding periods described above.


BOARD RECOMMENDS APPROVAL

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE AMENDMENT TO THE COHU 1997 EMPLOYEE STOCK PURCHASE PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES PRESENT, IN PERSON OR BY PROXY, AT THE MEETING (PROVIDED A QUORUM IS PRESENT) IS REQUIRED TO APPROVE THE AMENDMENT TO THE COHU 1997 EMPLOYEE STOCK PURCHASE PLAN.


                                 PROPOSAL NO. 3

      AMENDMENTS TO THE COHU, INC. 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN

    The Board of Directors is requesting stockholder approval of amendments to Cohu's 1996 Outside Directors Stock Option Plan (the "1996 Plan").

    The Cohu Board of Directors has approved and recommended for adoption certain amendments to the 1996 Plan. The amendments, if approved by Cohu's stockholders, would (i) increase the shares of stock authorized for issuance under the 1996 Plan by 100,000 shares to 300,000, (ii) provide for an automatic annual grant of 5,000 options, (iii) fix the 1996 Plan initial stock option grant upon the directors' appointment to the Board at 10,000 shares with no adjustment for future changes in the capital structure of Cohu and (iv) further limit the recipients to those directors who had not previously been management employees of Cohu. The 1996

Plan is otherwise unchanged since Cohu stockholders approved the 1996 Plan at the Cohu 1997 Annual Meeting of Stockholders. The 1996 Plan provides for the grant of stock options to directors who are not employees of Cohu ("Outside Directors").

    As of March 19, 2001 options to purchase 80,000 shares of stock have been issued under the 1996 Plan leaving 120,000 stock options available for future issuance. The 1996 Plan currently provides for an automatic grant of an option to purchase 10,000 shares (20,000 shares adjusted for 1999 stock split) of Cohu Common Stock upon an Outside Director's appointment to the Board of Directors. The Board of Directors believe that amending the 1996 Plan to provide for annual option grants to purchase 5,000 shares of Cohu Common Stock and fixing the initial option grant at 10,000 shares would ultimately increase the proprietary interest in Cohu of the Outside Directors and align their interests more closely with those of Cohu stockholders. In addition, providing for annual grants is consistent with the outside director stock option plans of numerous high technology companies and will improve Cohu's ability to attract the services of experienced and highly qualified Outside Directors. The following is a summary of the principal features of the 1996 Plan and does not purport to be a complete description of all provisions of the 1996 Plan. Any discrepancy between the language of the 1996 Plan and the summary provided herein shall be resolved in favor of the 1996 Plan language.


ADMINISTRATION

    The 1996 Plan is administered by the Cohu Board of Directors or by a duly appointed committee of the Board having such powers specified by the Board. The Board has final power to construe and interpret the 1996 Plan. However, the Board has no authority, discretion, or power to select the Outside Directors who receive options under the 1996 Plan, to set the exercise price of the options granted under the 1996 Plan, to determine the number of shares of common stock to be granted under the option or to alter any other terms of the 1996 Plan, except in the sense of administering the 1996 Plan subject to the provisions thereof.


ELIGIBILITY AND TYPE OF OPTION

    Stock Options under the 1996 Plan may be granted only to Outside Directors of the Company. All options granted to Outside Directors under the 1996 Plan are nonstatutory stock options not intended to qualify under section 422(b) of the Code. If Proposal No. 3 is approved, the definition of Outside Director will be revised to exclude persons who were formerly management employees of Cohu.


TERM, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the 1996 Plan at any time. Unless sooner terminated by the Board, the term of the 1996 Plan shall be for ten years from the 1996 Plan's November 13, 1996 commencement date. Termination of the 1996 Plan shall not affect any rights previously granted thereunder. The Committee may terminate, modify or amend the 1996 Plan from time to time, provided that the approval of the stockholders of Cohu would be required with respect to any amendment which would (i) increase the number of shares of Common Stock reserved for issuance upon exercise of options pursuant to the 1996 Plan; (ii) modify the requirements relating to eligibility for participation in the 1996 Plan; or
(iii) change any provision of the 1996 Plan in a manner that would increase the benefits accruing to participants thereunder.


SHARES RESERVED FOR ISSUANCE; CAPITAL CHANGES

    A maximum of 200,000 shares (300,000 shares if Proposal No. 3 is approved) of the $1.00 par value Common Stock of Cohu may be issued under the 1996 Plan, subject to adjustment in the event of stock dividends, splits, subdivisions or combinations. Appropriate adjustments shall be made in the number of shares subject to the 1996 Plan, the number of shares to be granted under the 1996 Plan and to any outstanding options and in the exercise price of such options in the event of a stock dividend, stock split, recapitalization or like change in the capital structure of the Company.


TERMS OF OPTIONS

    Set forth below is a description of the terms of options granted or to be granted pursuant to the 1996 Plan.

    a. AUTOMATIC GRANT OF OPTIONS. Each person who was an Outside Director as of the date the 1996 Plan was adopted by the Board of Directors or who is newly elected or appointed as an Outside Director after such date shall be granted an option to purchase 10,000 shares (20,000 shares adjusted for 1999 stock split) of Common Stock of Cohu (the "Initial Grant"). If Proposal No. 3 is approved, on the first anniversary of an Outside Director's Initial Grant and on each successive anniversary, each Outside Director will be granted an option to purchase 5,000 shares of Common Stock of Cohu, provided the individual continues to serve as an Outside Director and the Initial Grant will be fixed at 10,000 shares. Outside Directors who received their Initial Grant more than one year prior to May 15, 2001 and have satisfied the one-year anniversary requirement, will be granted options to purchase 5,000 shares of Cohu common Stock effective May 15, 2001 if Proposal No. 3 is approved. Accordingly, Messrs. Casari, Davis, Harrigian and Leary will be granted options to purchase 5,000 shares of Cohu Common Stock (for a total of 20,000 shares) if Proposal No. 3 is approved. The market value of 20,000 shares of Cohu Common Stock on March 19, 2001, based on the $16.56 closing price as reported on the Nasdaq Stock Market, was approximately $331,000. The other current members of Cohu's Board of Directors are, or were previously, management employees of Cohu and would not be eligible for grants under the 1996 Plan if Proposal No. 3 is approved.

    b. OPTION EXERCISE PRICE. The purchase price per share deliverable upon the exercise of a stock option under the 1996 Plan shall be the fair market value of a share on the date of grant.

    c. EXERCISE PERIOD AND EXERCISABILITY OF OPTIONS. An option granted pursuant to the 1996 Plan shall be exercisable for a term of ten years. Each option shall become exercisable in four equal installments commencing on the first anniversary date of grant. One-quarter of the total number of shares covered by the option shall be exercisable on the first anniversary and an additional one-quarter shall be exercisable on each anniversary thereafter until on the fourth anniversary all the shares subject to the option shall be fully vested.

    d. PAYMENT OF OPTION EXERCISE PRICE. Payment of the exercise price for the number of shares of common stock purchased pursuant to any stock option shall be made in cash or cash equivalent, by delivery to Cohu of shares of Cohu Common Stock that have been owned by the option holder for more than six months and which have an aggregate value equal to such exercise price, or by any combination thereof.

    e. TRANSFER OF CONTROL. In the event of a proposed "Transfer of Control", as defined, any portion of an outstanding option that has not yet become exercisable shall automatically become exercisable for a period of 30 days prior to the proposed effective date of the Transfer of Control.

    f. NONASSIGNABILITY. No option may be assigned or transferred by an optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is only a summary of the United States federal income tax consequences to option holders under the 1996 Plan and does not purport to be complete. Interested parties and option holders should refer to the applicable provisions of the Code. The summary does not address other taxes such as state and local income taxes, federal and state estate, inheritance and gift taxes and foreign taxes.

    The grant of a nonstatutory stock option will generally not result in taxable income to the optionee at the time of grant, and ordinary income will be realized by an optionee at the time of exercise of a nonstatutory option in the amount by which the fair market value of the Common Stock purchased on the date of exercise exceeds the exercise price. Cohu will be entitled to a deduction from income for federal income tax purposes in an amount equal to the ordinary income recognized by the optionee in such case. Any subsequent disposition of the shares acquired pursuant to a nonstatutory option will result in gain or loss to the optionee in an amount equal to the difference between the sale price and the fair market value at the date of exercise. Such gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period.


BOARD RECOMMENDS APPROVAL

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE AMENDMENTS TO THE 1996 PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES PRESENT, IN PERSON OR BY PROXY, AT THE MEETING (PROVIDED A QUORUM IS PRESENT) IS REQUIRED TO APPROVE THE AMENDMENTS TO THE 1996 PLAN.

                              INDEPENDENT AUDITORS

    Ernst & Young LLP has served as Cohu's independent auditors continuously since 1957 and Cohu's Audit Committee has recommended and the Board of Directors has selected this firm to serve as independent auditors for 2001. Representatives of Ernst & Young LLP will be present at the Meeting and be available to respond to appropriate questions and may make a statement if they desire to do so.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires that Cohu's executive officers and directors and persons who own more than 10% of a registered class of Cohu's equity securities, file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission ("SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish Cohu with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, Cohu believes that during the year ended December 31, 2000 its executive officers, directors and 10% stockholders complied with all
Section 16(a) filing requirements applicable to them.


                                  OTHER MATTERS

    The Board of Directors is unaware of any other business to be presented for consideration at the Meeting. If, however, such other business should properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders. The shares represented by proxies received in time for the Meeting will be voted and if any choice has been specified the vote will be in accordance with such specification.


                   STOCKHOLDER PROPOSALS - 2002 ANNUAL MEETING

    Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules and Cohu's Bylaws. Any proposals intended to be presented at the 2002 Annual Meeting of Stockholders of Cohu must be received at Cohu's offices on or before December 6, 2001 in order to be considered for inclusion in Cohu's proxy statement and form of proxy relating to such meeting.

    If a stockholder intends to submit a proposal at the 2002 Annual Meeting of Stockholders of Cohu, which proposal is not intended to be included in Cohu's proxy statement and form of proxy relating to such meeting, the stockholder should provide Cohu with appropriate notice no later than December 6, 2001. If Cohu fails to receive notice of the proposal by such date, any such proposal will be considered untimely and Cohu will not be required to provide any information about the nature of the proposal in its proxy statement and the proposal will not be submitted to the stockholders for approval at the 2002 Annual Meeting of Stockholders of Cohu.



                                        By Order of the Board of Directors


                                        /s/ John H. Allen
                                        --------------------------------------
                                        John H. Allen
                                        Secretary

San Diego, California
April 5, 2001

                      APPENDIX A - AUDIT COMMITTEE CHARTER

                        CHARTER OF THE AUDIT COMMITTEE OF
                      THE BOARD OF DIRECTORS OF COHU, INC.


ORGANIZATION

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the Cohu, Inc. (the "Company") board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after appointment to the committee,) and at least one member shall have accounting or related financial management expertise.


STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board of directors. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.


RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board of directors and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

- The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

- The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

- The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

- The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

PROXY

                                   COHU, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COHU,INC.
          FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15,2001

     The undersigned hereby (i) acknowledge(s) receipt of the Notice and Proxy Statement dated April 5, 2001 relating to the Annual Meeting of Stockholders of Cohu, Inc. ("Cohu") to be held May 15, 2001 and (ii) appoint(s) CHARLES A.SCHWAN, JAMES A.DONAHUE and JOHN H.ALLEN as proxies, with full power of substitution, and authorizes them, or any of them, to vote all the shares of Common Stock of Cohu standing in the name of the undersigned at said meeting or any adjournment thereof upon the matters specified below and upon such other matters as may be properly brought before the meeting, or any adjournment thereof, conferring discretionary authority upon such proxies as to such other matters.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

                   (PLEASE SIGN AND DATE ON THE REVERSE SIDE)


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

                                                                 Please mark
                                                               your votes as
                                                                indicated in [X]
                                                               this example.

                                          FOR                    WITHHOLD
                                all nominees listed below       AUTHORITY
                                  (except as marked to        to vote for all
                                   the contrary below)        nominees listed
                                           [ ]                      [ ]

1.  ELECTION OF DIRECTORS                                                     2. TO APPROVE AN AMENDMENT TO THE COHU 1997
     JAMES W. BARNES                                                             EMPLOYEE STOCK PURCHASE PLAN INCREASING THE
     JAMES A. DONAHUE                                                            SHARES OF STOCK SUBJECT TO THE PLAN BY 400,000

                                                                                   FOR [ ]      AGAINST [ ]    ABSTAIN [ ]


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL                3. TO APPROVE AMENDMENTS TO THE COHU 1996 OUTSIDE
NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)                 DIRECTORS STOCK OPTION PLAN INCREASING THE
                                                                                 SHARES OF STOCK SUBJECT TO THE PLAN BY 100,000 AND
________________________________________________                                 PROVIDING FOR AUTOMATIC ANNUAL OPTION GRANTS

                                                                                   FOR [ ]      AGAINST [ ]    ABSTAIN [ ]


                                                                              4. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS
                                                                                 MAY PROPERLY COME BEFORE THE MEETING



                                                                                    STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE IN
                                                                                    PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED
                                                                                    THIS PROXY

                                                                                    PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN
                                                                                    THE ENVELOPE. NO POSTAGE IS REQUIRED FOR
                                                                                    MAILING IN THE U.S.A.

Signature(s)________________________________________________ Dated:_______, 2001
IMPORTANT: Please date this Proxy and sign exactly as your name(s) appears hereon. When signing as a fiduciary, please give your full title. If shares are held by joint tenants, both should sign.


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